EXHIBIT 23.1

                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-13719) pertaining to the American Disposal Services, Inc. 1996 Stock Option Plan of our report dated February 24, 1998, with respect to the consolidated financial statements of American Disposal Services, Inc. included in the 1997 Annual Report (Form 10-K) for the year ended December 31, 1997.


Chicago, Illinois
March 27, 1998